REGENCY HEALTH CARE CENTERS, INC. AND SUBSIDIARIES
                                 BALANCE SHEETS
                      MARCH 31, 1996 AND DECEMBER 31, 1995
                                 (In Thousands)

                                     ASSETS

                                                                        1996     1995
                                                                        ----     ----
CURRENT ASSETS
    Cash and cash equivalents                                         $ 2,928   $ 4,093
    Investments                                                             -       668
    Accounts receivable                                                 2,690     2,418
    Estimated settlements due from third party payors                     797       149
    Income tax refunds receivable                                           -        52
    Current portion of notes receivable from shareholders                   -        25
    Due from affiliates                                                     7        55
    Other current assets                                                  125       388
                                                                       ------   -------
       Total current assets                                             6,547     7,848
                                                                       ------   -------
PROPERTY AND EQUIPMENT, less accumulated depreciation
    and amortization                                                   24,305    23,857
                                                                       ------   -------
OTHER ASSETS
    Notes receivable from shareholders, less current portion                -       225
    Deferred loan costs, less accumulated amortization                    506       541
    Debt service funds                                                    501       704
    Investments in partnerships                                            45       359
    Goodwill, less accumulated amortization                             1,271     1,283
    Other assets                                                          248       357
                                                                       ------   -------
                                                                        2,571     3,469
                                                                       ------   -------
                                                                      $33,423   $35,174
                                                                      =======   =======
                 See accompanying notes to financial statements.



               REGENCY HEALTH CARE CENTERS, INC. AND SUBSIDIARIES
                           BALANCE SHEETS (CONTINUED)
                      MARCH 31, 1996 AND DECEMBER 31, 1995
                 (In Thousands, except share and per share data)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                        1996     1995
                                                                        ----     ----
 CURRENT LIABILITIES
  Current portion of long-term debt                                   $   705   $   753
  Accounts payable                                                      2,928     2,412
  Accrued payroll and related costs                                       319       575
  Accrued vacation                                                        310       280
  Other accrued expenses                                                  371     1,497
  Income taxes payable                                                     56         -
  Due to affiliates                                                         -        78
                                                                      -------   -------
Total current liabilities                                               4,689     5,595
                                                                      -------   -------
LONG-TERM DEBT, less current portion                                   23,551    24,549
                                                                      -------   -------
DEFERRED INCOME TAXES                                                   2,909     2,943
                                                                      -------   -------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
     Common stock, $.01 par value, 10,000,000 shares
       authorized, 8,500,000 issued and outstanding                        85        85
     Additional paid-in capital                                         1,345     1,345
     Retained earnings                                                    844       657
                                                                      -------   -------
          Total shareholders' equity                                    2,274     2,087
                                                                      -------   -------
                                                                      $33,423   $35,174
                                                                      =======   =======
                See accompanying notes to financial statements.


               REGENCY HEALTH CARE CENTERS, INC. AND SUBSIDIARIES
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                 (In Thousands)


                                                                        1996
                                                                        ----
Revenues
   Net patient service revenues                                       $ 8,673
   Management fees                                                          -
   Other operating revenues                                               235
                                                                      -------
                                                                        8,908
                                                                      -------
Expenses
   Facility operations                                                  7,017
   Corporate general and administrative                                   279
   Interest expense, net                                                  520
   Depreciation and amortization                                          421
   Facility lease expense                                                 371
                                                                      -------
                                                                        8,608
                                                                      -------
      Income from operations                                              300
                                                                      -------
Other income
   Loss on sale of assets                                                 (60)
   Equity in income of partnership investments                             21
                                                                      -------
                                                                          (39)
                                                                      -------
      Income before income taxes and extraordinary item                   261
Income tax provision                                                       74
                                                                      -------
      Net income                                                      $   187
                                                                      =======

                See accompanying notes to financial statements.


               REGENCY HEALTH CARE CENTERS, INC. AND SUBSIDIARIES
                             STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                 (In Thousands)

                                                                        1996
                                                                        ----
Cash flows from operating activities
   Net income                                                         $   187
                                                                      -------
Adjustments to reconcile net income to net cash used in
 operating activities
    Depreciation and amortization                                         421
    Equity in income of partnership investments                           (21)
    Loss on sale of assets                                                 60
    Changes in assets and liabilities, net of effects from
      purchase of facility in 1996
        Increase in receivables                                          (702)
        Decrease in income tax refund receivable                           52
        Increase in due from affiliates                                    (7)
        (Increase) decrease in other current assets                       263
        Decrease in other assets                                            7
        Increase in accounts payable and
          accrued expenses                                               (571)
        Increase (decrease) in income taxes payable                        56
        Decrease in deferred income taxes                                 (34)
                                                                      -------
    Total adjustments                                                    (476)
                                                                      -------
Net cash used in operating activities                                    (289)
                                                                      -------
Cash flows from investing activities
   Cash acquired in purchase of facility                                   80
   Repayment of notes receivable from shareholders                        250
   Purchase of investments                                                  -
   Proceeds from sales of investments                                      66
   Additions to property and equipment, net                              (166)
                                                                      -------
Net cash provided by (used in) investing activities                       230
                                                                      -------

                See accompanying notes to financial statements.


               REGENCY HEALTH CARE CENTERS, INC. AND SUBSIDIARIES
                       STATEMENT OF CASH FLOWS (CONTINUED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                 (In Thousands)

                                                                        1996
                                                                        ----
 Cash flows from financing activities
   Payments to affiliates                                             $   (23)
   Long-term debt additions                                                 -
   Payments on long-term debt                                          (1,083)
   Distributions to shareholder                                             -
                                                                      -------
       Net cash used in financing activities                           (1,106)
                                                                      -------
 Net increase (decrease) in cash and cash equivalents                  (1,165)
 Cash and cash equivalents at beginning of period                       4,093
                                                                      -------
 Cash and cash equivalents at end of period                           $ 2,928
                                                                      =======

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

 Cash paid during the period for
 Interest                                                             $   556
                                                                      =======
 Income taxes                                                         $     -
                                                                      =======


                   SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
                            AND FINANCING ACTIVITIES

During the three months ended March 31, 1996, the Company acquired a facility for approximately $2.2 million. In exchange for the assets, the Company assumed the mortgage on the facility totaling approximately $2.1 million

During the three months ended March 31, 1996, the Company transferred certain assets and liabilities to a related party.

                See accompanying notes to financial statements.


               REGENCY HEALTH CARE CENTERS, INC. AND SUBSIDIARIES
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1:

The consolidated financial statements as of March 31, 1996 and for the periods ended March 31, 1995 and 1996 are unaudited. All adjustments and accruals have been made which, in the opinion of management, are necessary for a fair presentation; such adjustments consist of normal, recurring adjustments. Results of operations for the period ended March 31, 1996 are not necessarily indicative of those expected for any future period.

The accompanying unaudited interim consolidated financial statements have been prepared with the assumption that users of the interim financial information have other read or have access to the Company's audited consolidated financial statements for the year ended December 31, 1995. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the Company's December 31, 1995 audited consolidated financial statements have been omitted from these unaudited ;interim consolidated financial statements. Contain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these unaudited interim consolidated financial statements be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended December 31, 1995.

NOTE 2:

At March 31, 1996, Regency had five wholly owned subsidiaries. All five subsidiaries were acquired or formed subsequent to March 31, 1995. Regency had no subsidiaries at March 31, 1995.

At March 31, 1996,  Regency  operated  three skilled  nursing  facilities  under
long-term   operating  leases  and  owned  and  operated  four  skilled  nursing facilities and one assisted living facility.

At March 31, 1995 the Company operated two skilled nursing facilities under long-term operating leases and managed six skilled nursing facilities and two assisted living facilities.

NOTE 3:

In February 1996, the Company agreed to sell all of its issued and outstanding common stock to Mariner Health Group, Inc. for total consideration of approximately $52,000,00O, consisting of approximately $28,000,000 in cash and the assumption or repayment of an aggregate principal amount of approximately $24,000,000 in outstanding indebtedness The transaction closed in May 1996.